                           [FORM OF FIXED RATE NOTE]

                                [FACE OF NOTE]



                  Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.


REGISTERED                                      PRINCIPAL AMOUNT: ________
No. FXR-_____________                                    CUSIP: __________


                      DONALDSON, LUFKIN & JENRETTE, INC.
                               MEDIUM-TERM NOTE
                                 (Fixed Rate)

ORIGINAL ISSUE                               INTEREST RATE: %                         MATURITY DATE:
DATE:
INTEREST PAYMENT DATE(S)
[ ] June 15 and December 15
[ ] Other:

INITIAL REDEMPTION                           INITIAL REDEMPTION                       ANNUAL REDEMPTION
DATE:                                        PERCENTAGE: %                            PERCENTAGE REDUCTION: %

OPTIONAL REPAYMENT                           [ ] CHECK IF AN ORIGINAL
DATE(S):                                     ISSUE DISCOUNT NOTE
                                             Issue Price: %

SPECIFIED CURRENCY:                          AUTHORIZED DENOMINATION:                 EXCHANGE RATE AGENT:
[ ] United States dollars                    [ ] $1,000 and integral
[ ] Other:                                   multiples thereof
                                             [ ] Other:

ADDENDUM                                     OTHER/ADDITIONAL
ATTACHED                                     PROVISIONS:
[ ] Yes
[ ] No


         Donaldson, Lufkin & Jenrette, Inc., a Delaware corporation (together with its successors and assigns, the "Company"), for value received, hereby
promises to pay to                  or registered assignees, the principal
sum of                       on the Maturity Date specified above (except to
the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon from the Original Issue Date specified above at the Interest Rate per annum specified above until the principal hereof is paid or duly made available for payment (except as provided below). The Company will pay interest in arrears on each June 15 and December 15 (or such other Interest Payment Date(s) specified above) commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date (or any Redemption Date or Repayment Date) (these and certain other capitalized terms used herein are defined on the reverse of this Note); provided, however, that if the Original Issue Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if an Interest Payment Date or the Maturity Date (or any Redemption Date or Repayment Date) would fall on a day that is not a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date shall be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any Redemption Date or Repayment Date), and no interest shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any Redemption Date or Repayment Date) to such next succeeding Business Day.

         Payment of the principal of this Note, any premium and the interest due at the Maturity Date (or any Redemption Date or Repayment Date) will be made in immediately available funds upon surrender of this Note at the office or agency of such paying agent as the Company may determine maintained for that purpose in the Borough of Manhattan, The City of New York (a "Paying Agent"), or at the office or agency of such other Paying Agent as the Company may determine.

         Notwithstanding the foregoing, if an Addendum is attached hereto or "Other Provisions" apply to this Note as specified above, this Note shall be subject to the terms set forth in such Addendum or such "Other Provisions".

         Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Original Issue Date, until the principal hereof has been paid or duly made available for payment (except as provided herein). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to an Interest Payment Date (whether or not a Business Day) (each such date a "Record Date"); provided, however, that interest payable on the Maturity Date (or any Redemption Date or Repayment Date) will be payable to the person to whom the principal hereof shall be payable.

         If the Specified Currency indicated on the face hereof is other than U.S. dollars, any payment on this Note on an Interest Payment Date or the Maturity Date (or any Redemption Date or Repayment Date) will be made in U.S. dollars, as provided below, unless the holder hereof elects by written request (which request shall also include appropriate wire transfer instructions) to the Paying Agent at its corporate trust office in The City of New York received on or prior to the Record Date relating to an Interest Payment Date or at least 10 days prior to the Maturity Date (or any Redemption Date or Repayment Date), as the case may be, to receive such payment in such Specified Currency except as provided on the reverse hereof; provided, that any U.S. dollar amount to be received by a holder of this Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent appointed by the Company and identified above (the "Exchange Rate Agent"), at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of such Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all holders of Notes having the same terms as this Note (including Original Issue Date) scheduled to receive U.S. dollar payment and at which the applicable dealer commits to execute a contract; provided, further, that if such bid quotations are not available, such payments shall be made in such Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments. The holder hereof may elect to receive payment in such Specified Currency for all such payments and need not file a separate election for each such payment, and such election shall remain in effect until revoked by written notice to the Paying Agent at its corporate trust office in The City of New York received on a date prior to the Record Date for the relevant Interest Payment Date or at least 10 calendar days prior to the Maturity Date (or any Redemption Date or Repayment Date), as the case may be; provided, that such election is irrevocable as to the next succeeding payment to which it relates; if such election is made as to full payment on this Note, such election may thereafter be revoked so long as the Paying Agent is notified of the revocation within the time period set forth above.

         If the Specified Currency indicated on the face hereof is U.S. dollars, payment of the principal of and premium, if any, and interest on this Note will be made in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that payments of interest, other than interest due at maturity (or any Redemption Date or Repayment Date) will be made by United States dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register.

         A holder of U.S. $5,000,000 (or, if the Specified Currency specified above is other than U.S. dollars, the equivalent thereof in the Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date will be entitled to receive payments of interest, other than interest due at maturity (or any Redemption Date or Repayment Date), by wire transfer of immediately available funds to an account within the United States maintained by the holder of this Note if appropriate wire transfer instructions in writing have been received by the Paying Agent not less than 10 days prior to the applicable Interest Payment Date; provided, however, that, unless alternative arrangements are made, any such payments to be made in a Specified Currency other than U.S. dollars shall be made to an account at a bank outside the United States.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, as defined on the reverse hereof, by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.


                      DONALDSON, LUFKIN & JENRETTE, INC.

                        By:___________________________
                                    Title:

                        By:___________________________
                                    Title:
[SEAL]


Attest:


By:___________________________
Title:



CERTIFICATE OF AUTHENTICATION
 This is one of the Notes referred
 to in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee and Authenticating Agent


By:___________________________
      Authorized Signatory




DATED:

                               [REVERSE OF NOTE]

                      DONALDSON, LUFKIN & JENRETTE, INC.
                               MEDIUM-TERM NOTE
                                 (Fixed Rate)

         This Note is one of a duly authorized issue of Medium-Term Notes having maturities of nine months or more from the date of issue (the "Notes") of the Company. The Notes are issuable under an indenture, dated as of October 25, 1995 (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The Bank of New York has been appointed Authenticating Agent and Calculation Agent (the "Authenticating Agent" and "Calculation Agent", respectively, which terms include any successor authenticating agent or calculation agent, as the case may be) with respect to the Notes, and The Bank of New York at its corporate trust office in The City of New York has been appointed the registrar and Paying Agent with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

         This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

         This Note will be subject to redemption at the option of the Company on any date on or after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S.$1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S.$1,000 or such minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (each, a "Redemption Date"), on notice given no more than 60 nor less than 30 calendar days prior to the Redemption Date and in accordance with the provisions of the Indenture. The "Redemption Price" shall initially be the Initial Redemption Percentage specified on the face hereof multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual redemption Percentage Reduction, if any, specified on the face hereof until the redemption Price is 100% of unpaid principal amount to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

         This Note will be subject to repayment by the Company at the option of the holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or in part in increments of U.S.$1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S.$1,000 or such minimum Authorized Denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (each, a "Repayment Date"). For this Note to be repaid, this Note must be received, together with the form hereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its corporate trust office not more than 60 nor less than 30 calendar days prior to the Repayment Date. Exercise of such repayment option by the holder hereof will be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

         If this Note is an Original Issue Discount Note as specified on the face hereof, the amount payable to the holder of this Note in the event of redemption, repayment or acceleration of maturity will be equal to the sum of
(i) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and
(ii) any unpaid interest on this Note accrued from the Original Issue Date to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the "Discount".

         For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause the yield on the Note to be constant (computed using the "Constant Yield" method in accordance with the rules under the Internal Revenue Code of 1986, as amended). The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period) and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

         Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or earlier Redemption Date or Repayment Date), as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

         This Note is unsecured and ranks pari passu with all other unsecured and unsubordinated indebtedness of the Company.

         This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, is issuable only in denominations of U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in the minimum Authorized Denomination specified on the face hereof or any amount in excess thereof which is an integral multiple thereof.

         In case a Default or an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof and the interest accrued hereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions which provide that, without prior notice to any holders of Notes, the Company and the Trustee may amend the Indenture and the Notes of any series with the written consent of the holders of a majority in principal amount of the outstanding Notes of all series affected by such amendment (all such series voting as one class), and the holders of a majority in principal amount of the outstanding Notes of all series affected thereby (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Notes of such series; provided that, without the consent of each holder of the Notes of each series affected thereby, an amendment or waiver, including a waiver of past defaults, may not: (i) extend the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such holder's Note, or reduce the principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount), or any premium payable with respect thereto, or adversely affect the rights of such holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such holder, or reduce the amount of the principal of an Original Issue Discount Note that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change any place of payment where, or the currency in which, any Note of such series or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor; (ii) reduce the percentage in principal amount of outstanding Notes of the relevant series the consent of whose holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture; (iii) waive a Default in the payment of principal of or interest on any Note of such holder; or (iv) modify any of the provisions of the Indenture governing supplemental indentures with the consent of noteholders except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Note affected thereby.

         It is also provided in the Indenture that, subject to certain conditions, the holders of at least a majority in principal amount of the outstanding Notes of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Notes of such series and its consequences, except a Default in the payment of principal of or interest on any Note or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Notes of such series arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

         Except as set forth below, if the principal of, or premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Company for making payments thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Company will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate (as defined below) on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S.
dollars will not constitute an Event of Default.

         If, pursuant to the treaty (establishing the European Community (the "EC"), as amended by the treaty on European Union (the "Treaty"), one or more of the Austrian schilling, Belgian franc, Danish krone, Dutch guilder, Finish markka, French franc, German mark, Greek drachma, Irish pound, Italian lire, Luxembourg franc, Pound sterling, Portuguese escudo, Spanish peseta or Swedish krona is replaced by the ECU as a currency in its own right, then all payments in respect of this Note shall be effected in ECU as a currency in its own right in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty. References herein to the ECU as a currency in its own right shall be construed as including references to the Euro.

         If, pursuant to the Treaty or EC law, other changes are made by the EC to the nature or composition of the ECU, references herein to the ECU shall be construed as references to the ECU as so changed.

         If payment in respect of this Note is required to be made in the ECU and the ECU is no longer used as either the unit of account of the EC or a currency in its own right, replacing all or some of the currencies of the member countries of the EC, then the Company or its agent shall, on or about the first Business Day on which the ECU is not so used, choose a substitute currency (the "Chosen Currency"), which shall be a component currency of the ECU or U.S. dollars, in which all payments in respect of this Note shall be made. In the event that an agent of the Company chooses such Chosen Currency, such choice shall be made without liability after consultation with the Company and having regard to the availability to the Company of the relevant currency. Notice of the Chosen Currency so selected shall be mailed to the registered holder of this Note.

         The amount of each payment in a Chosen Currency shall be computed as of the fourth Business Day prior to each date on which payment is due on the basis of the equivalent of the ECU in such Chosen Currency. The equivalent of the ECU in a Chosen Currency as of any date (the "Day of Valuation") shall be determined by the Exchange Rate by (i) aggregating the U.S. dollar equivalents of the amounts and components which composed the ECU (the "Components") as of the last date on which the ECU was used as the unit of account of the EC and
(ii) if the Chosen Currency is a currency other than U.S. dollars, calculating the equivalent in the Chosen Currency of such aggregate amount in U.S. dollars. The U.S. dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent on the basis of the middle spot delivery quotations prevailing at 2:30 p.m., Brussels time, on the Day of Valuation, as obtained by the Exchange Rate Agent from one or more major banks, as selected by the Company or its agent, in the country of issue of the component currency in question. If no direct quotations are available for a Component as of a Day of Valuation from any of the banks selected for such purpose, the Exchange Rate Agent shall use the most recent direct quotations for such component obtained by it or on its behalf, provided that such quotations were prevailing in the country of issue not more than two Business Days before such Day of Valuation, unless the Company or its agent decides that the equivalent so calculated is less representative than the U.S. dollar equivalent calculated on the basis of cross rates derived from the middle spot delivery quotations for such component currency and for the U.S. dollar prevailing at 2:30 p.m., Brussels time, on the Day of Valuation, as obtained by or on behalf of the

Exchange Rate Agent from one or more major banks, as selected by the Company or its agents, in a country other than the country of issue of such component currency, in which case the Exchange Rate Agent shall determine the U.S. dollar equivalent of such Component on the basis of such cross rates. Unless otherwise specified by the Company or its agent, if there is more than one market for dealing in any component currency by reason of foreign exchange regulations or for any other reason, the market to be referred to in respect of such currency shall be that upon which a non-resident issuer of notes denominated in such currency would purchase such currency in order to make payments in respect of such notes.

         All determinations referred to above made by the Company or its agents shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes.

         So long as this Note shall be outstanding, the Company will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Company may designate other agencies for the payment of said principal, premium, if any, and interest at such place or places (subject to applicable laws and regulations) as the Company may decide. So long as there shall be any such agency, the Company shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

         No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein and in the Indenture prescribed unless otherwise agreed between the Company and the registered holder of this Note.

         Upon due presentment for registration of transfer of this Note, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company or any agent of the Company, the registrar of the Notes or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Registrar, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse shall be had for the payment of the principal of, or premium, if any, or the interest on, this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York (without regard to conflicts of law principles thereof).

         As used herein:

         (a) the term "Business Day" means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York and (i) with respect to Notes denominated in a Specified Currency other than U.S. dollars or the ECU, such day that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in the principal financial center of the country of the Specified Currency, or (ii) with respect to Notes denominated in the ECU, a day that is a non-ECU clearing day as determined by the ECU Banking Association in Paris;

         (b) the term "Market Exchange Rate" shall mean the noon U.S. dollar buying rate in The City of New York for cable transfers as published by the Federal Reserve Bank of New York;

         (c) the term "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and

         (d) all other terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS



         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

                  TEN COM-as tenants in common

                  TEN ENT-as tenants by the entireties

                  JT TEN-as joint tenants with right of survivorship

                   and not as tenants in common

                  UNIF GIFT MIN ACT-...........Custodian.......................

                                                 (Cust)                 (Minor)

                  Under Uniform Gifts to Minors Act............................
                                                                        (State)

         Additional abbreviations may also be used though not in the above list.



         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



         [PLEASE INSERT SOCIAL NUMBER OR OTHER

         IDENTIFYING NUMBER OF ASSIGNEE]



---------------------------------------

-----------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE,
OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.



Signature: ________________________

Dated:_____________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT


The undersigned hereby irrevocably request(s) the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned, at


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(Please print or typewrite name and address of the undersigned)

If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be increments of $____ or such minimum Authorized Denomination indicated on the face hereof) which the holder elects to have repaid: ; and specify the denomination or denominations (which shall not be less than $1,000 or such minimum Authorized Denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):____________________________.



Dated:__________________                    ___________________________________
                                            NOTICE: The signature on this
                                            Option to Elect Repayment must
                                            correspond with the name as
                                            written upon the face of the
                                            within instrument in every
                                            particular without alteration or
                                            enlargement.


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